Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Coastal Contacts Inc.:

We consent to the use of our report dated December 13, 2011, with respect to the consolidated balance sheets of Coastal Contacts Inc. as of October 31, 2011 and October 31, 2010, and  the related consolidated statements of operations and comprehensive earnings (loss), deficit and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm’s name under the heading “Auditors, Transfer Agent and Registrar” in the Amendment No. 1 to the Registration Statement on Form F-10.

We also consent to the use of our report dated October 15, 2012, with respect to the supplementary information Schedule — Reconciliation to US GAAP of Coastal Contacts Inc. as of October 31, 2011 and October 31, 2010 and for the years then ended, incorporated herein by reference in the Amendment No. 1 to the Registration Statement on Form F-10.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

November 7, 2012